EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES EARNINGS

Chicago, IL-August 4, 2008-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services and trading technologies for professional traders, hedge funds and money managers, today announced key performance metrics for the second quarter of 2008.

Results in the second quarter and year-to-date periods reflect diversification within Terra Nova's targeted customer base as the firm broadens its technology platform offerings-a strategy that has reduced operating costs and contributed to earnings. The quarter is also highlighted by the achievement of strategic milestones aimed to ready the specialized financial services firm for future growth, including corporate rebranding; a relaunch of the firm's technology division; and the release of a powerful new version of its proprietary trading platform enhanced in part through strategic alliances.

Selected Highlights

•	Terra Nova's results include consolidated revenue of $8.5 million and $18.5 million for the three and six months ended June 30, 2008, respectively. Beginning the three months ended June 30, 2008 the firm reclassified interest expense on brokerage accounts to net against interest income to conform to industry norm which will reduce revenue measures versus prior periods with no effect on overall net income. Additionally, software revenue is now being reported on a net basis.
•	Operating income of approximately $679 thousand and $1.1 million for the three and six months ended June 30, 2008, respectively.
•	Net income per share of $0.02 for the three months ended June 30, 2008 and in the same period in 2007 and $0.01 net income per share reported in the three months ended March 31, 2008.
•	Earnings before interest, taxes, depreciation, amortization and other non-cash items ("Adjusted EBITDA") of approximately $1.3 million for the three months ended June 30, 2008.
•	Repurchased 526,000 shares of common stock in the three months ended June 30, 2008.
•	Daily average revenue trades (DARTs) of 22,375 for the three months ended June 30, 2008-a decrease of 3% versus the three months ended June 30, 2007.
•	Redemption of all outstanding preferred stock, which carried a dividend rate of 9%, with a liquidation value of $781,100, during the three months ended June 30, 2008.
•	As of June 30, 2008, a 168% increase in the number of Tradient Pro, Tradient Plus and Tradient Web users since June 30, 2007.
•	A 465% increase in number of trades executed on Tradient Pro, Tradient Plus and Tradient Web in the three months ended June 30, 2008 compared to the three months ended June 30, 2007.

"Our performance tells the story of our focused commitment to the needs of the professional traders, hedge funds and money managers we serve, and in our experience a key driver for this audience is choice and flexibility," said Michael Nolan, President and CEO. "This quarter, compared to the same quarter last year, the number of users and trades from our proprietary Tradient trading platforms increased by 168% and 465%, respectively, and the software services segment reported overall earnings growth of 193%-in part due to the lower routing costs of this platform. We see this as validation that developing and marketing a broadened range of technology offerings is a strategy with both revenue and bottom line benefits and we are excited about the momentum we are gaining by executing on this strategy after emerging from a period of change and reorganization."

Brokerage Services Segment

             Second quarter 2008 highlights
•	Brokerage revenue of $7.8 million for the three months ended June 30, 2008-a decline of 31.6% versus the same period in 2007-predominately attributable to a decline in net interest income of $1.1 million and a decline in commissions and fees of $1.9 million.
•	Operating income of $773 thousand for the three months ended June 30, 2008-a decline of 58% versus the same period in 2007.
•	Adjusted EBITDA of $1.2 million for the three months ended June 30, 2008-a decline of 45% versus the same period in 2007.
•	$773.3 million in customer assets for the period ended June 30, 2008.

"Overall market softness in the second quarter had an unavoidable effect on our brokerage revenue," said Nolan. "However, adding the compelling new Tradient Pro release to our proprietary technology trading platform available to clients has played a significant role in expense control, impacting margins."

Software Services Segment

             Second quarter 2008 highlights
•	Revenue of $728,000 for the three months ended June 30, 2008-an increase of 402% versus the same period in 2007.
•	Profit of $401,000 for the three months ended June 30, 2008, compared to an operating loss of ($428,000) in the same period in 2007.
•	Adjusted EBITDA of $485,000 for the three months ended June 30, 2008-a market increase of 238% from a loss of ($353,000) posted in the same period in 2007.
•	As of June 30, 2008, a 168% increase in the number of Tradient Pro, Tradient Plus and Tradient Web users to 1,651 since June 30, 2007.
•	A 465% increase in number of trades executed on Tradient Pro, Tradient Plus and Tradient Web in the three months ended June 30, 2008 compared to the three months ended June 30, 2007.

"Having turned the corner to post a swift upturn in revenue and profitability this quarter, our technology development group has demonstrated just a glimpse of its potential,"

said Nolan. "A continued focus on value-driven innovation, software speed and time-to-market will continue to fuel financial performance."

Unallocated Expenses

•	In the three months ended June 30, 2008, unallocated expenses of $495,000 - an increase of 47% from $336,000 in the same period in 2007.

Company Highlights
GAAP and Non-GAAP financial highlights on a consolidated basis include:

•	Net income for three months ended June 30, 2008 of approximately $399,000 versus $592,000 for the same period in 2007.
•	Total revenue for the three months ended June 30, 2008 of $8.5 million - a decrease of 26% from $11.6 million in the same period in 2007. The decline was attributable to a $1.1 million decline in net interest income mainly due to a 325 basis point decline in the federal funds rate along with a $1.9 million decrease in commissions and fees.
•	Adjusted EBITDA for the three months ended June 30, 2008 of approximately $1.3 million, or 14.9% of total revenues, versus $1.6 million or 13.8% of revenues for the same period in 2007.

	Brokerage Services	Software Services	Total
For three months ended June 30, 2008:
Revenues	$7,812,273	$727,912	$8,540,185
Operating expenses	7,038,842	327,117	7,365,959
Income (loss) before income taxes	773,431	400,795	1,174,226

Depreciation and amortization	386,192	84,498	470,690
Eliminations of intercompany charges from the Software segment to Brokerage segment	711,109	(711,109)	-

Unallocated amounts:
Other revenue			5,349
Stock-based compensation			(28,322)
Depreciation expense			(97,977)
Other expense			(373,928)
Interest expense			-
Consolidated income before income taxes			$679,348

Capital expenditures and software development	$-	$496,904	$496,904

Total assets	$217,874,015	$971,338	$218,845,353
Unallocated amounts:
Unallocated assets			2,692,946
Total assets			$221,538,299

	Brokerage Services	Software Services	Total
For three months ended June 30, 2007:
Revenues	$11,427,934	$144,512	$11,572,446
Operating expenses	9,556,243	572,572	10,128,815
Income (loss) before income taxes	1,871,691	(428,060)	1,443,631

Depreciation and amortization	$246,197	$75,444	$321,641
Unallocated amounts:
Other revenue			-
Stock-based compensation			(17,993)
Depreciation expense			(128,524)
Other expense			(171,721)
Interest expense			(17,686)
Consolidated income before income taxes			$1,107,707

Capital expenditures and software development	$39,205	$-	$39,205

Total assets	$229,786,154	$451,021	$230,237,175
Unallocated amounts:
Unallocated assets			1,020,157
Total assets			$231,257,332

FINANCIAL STATEMENTS - Unaudited

In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, Terra Nova uses the measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items). This measure is not in accordance or an alternative for GAAP and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic is indicative of the relative strength of the Company's operating performance and allows investors to evaluate the current operating and financial performance of the Company's core business. The Company's management uses these measures for reviewing its financial results and for business planning. Terra Nova's management discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. Furthermore, while some of these items have been periodically reported in Terra Nova's statements of income, their occurrence in future periods is dependent upon future business and economic factors, among other criteria, and may frequently be beyond the control of management.

Below are the Adjusted EBITDA reconciliations relating to the three months ended June 30, 2008 and three months ended June 30, 2007.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
TOTAL REVENUES	$8,545,534	$11,571,351
Operating expenses	7,866,186	10,445,958
Operating income	679,348	1,125,393
Interest expense	-	(17,686)
Income before income taxes	679,348	1,107,707
Income tax provision	(280,118)	(516,076)
Net income	399,230	591,631

ADJUSTMENTS:
Depreciation and amortization expense	568,368	450,165
Stock-based compensation	28,322	17,993
Interest expense	-	17,686
Income tax provision	280,118	516,076
Total Adjusted EBITDA	$1,276,038	$1,593,551

Segment reconciliation of Non-GAAP Adjustments - Unaudited

Brokerage Services	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
TOTAL REVENUES	$7,812,273	$11,427,934
Operating expenses	7,038,842	9,556,243
Operating income	773,431	1,871,691
Net income	773,431	1,871,691

ADJUSTMENTS:
Depreciation and amortization expense	386,192	246,197
Total Adjusted EBITDA	$1,159,623	$2,117,888

Software Services	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
TOTAL REVENUES	$727,912	$144,512
Operating expenses	327,117	572,572
Operating income	400,795	(428,060)
Net income	400,795	(428,060)

ADJUSTMENTS:
Depreciation and amortization expense	84,498	75,444
Total Adjusted EBITDA	$485,293	$(352,616)

FINANCIAL STATEMENTS - Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007
REVENUES	(Unaudited)	(as restated and unaudited)	(Unaudited)	(as restated and unaudited)
Commissions and fees	$7,071,117	$8,981,479	$15,239,872	$17,049,341

Interest income	1,400,545	3,939,233	3,471,429	7,438,283
Interest expense on brokerage accounts	213,686	1,687,197	822,429	3,672,725
Net interest income	1,186,859	2,252,036	2,649,000	3,765,558

Software fees, net	193,333	144,666	352,336	247,785
Other income	94,225	193,170	248,231	429,143

Total revenues	8,545,534	11,571,351	18,489,439	21,491,827

OPERATING EXPENSES
Commissions and clearing	2,704,354	3,654,100	5,382,281	6,344,240
Employee compensation	2,159,231	2,634,489	5,181,282	4,922,270
Quotations and market data	1,603,344	1,448,418	3,257,356	2,971,703
Advertising and promotional	147,386	249,033	254,375	490,650
Professional fees	505,391	564,558	1,298,635	982,177
Communications and information technology	191,523	238,463	448,094	425,937
Depreciation and amortization	568,368	450,165	1,125,931	828,200
Other general and administrative expenses	(13,411)	1,206,732	462,010	1,960,207

Total operating expenses	7,866,186	10,445,958	17,409,964	18,925,384

Operating income	679,348	1,125,393	1,079,475	2,566,443

Interest expense	-	(17,686)	-	(42,513)

Income before income taxes	679,348	1,107,707	1,079,475	2,523,930

Income tax provision	(280,118)	(516,076)	(508,118)	(956,146)

Net income	399,230	591,631	571,357	1,567,784

Dividends on preferred stock	(2,538)	(14,297)	(20,113)	(28,594)

Net income attributable to common shareholders	$396,692	$577,334	$551,244	$1,539,190

Net income per common share:
Basic	$0.02	$0.02	$0.02	$0.06

Diluted	$0.02	$0.02	$0.02	$0.06

Weighted average number of common shares
Basic	26,223,876	27,187,428	26,223,876	27,186,490

Diluted	26,223,876	27,690,626	26,223,876	27,869,997

FINANCIAL STATEMENTS - Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
ASSETS	2008	2007
	(Unaudited)
Cash and cash equivalents	$5,335,687	$7,937,880
Cash segregated in compliance with federal regulations	150,152,112	144,225,499
Receivables from brokers, dealers and clearing organizations	14,701,118	24,902,262
Receivables from customers and non-customers	33,014,885	47,261,886
Property and equipment, net	1,114,930	1,150,312
Capitalized software development costs, net	2,236,470	1,883,375
Intangible assets, net	4,804,806	5,481,660
Goodwill	7,501,408	7,501,408
Deferred income taxes, net	1,484,003	1,569,892
Other assets	1,192,880	1,309,190
Total assets	$221,538,299	$243,223,364

LIABILITIES AND SHAREHOLDERS' EQUITY
Line of credit	$-	$10,848,000
Payables to brokers, dealers and clearing organizations	6,093,393	694,148
Payables to customers and non-customers	180,252,251	194,493,946
Accounts payable and accrued expenses	3,438,643	3,407,832
Accrued preferred stock dividends	-	29,950
Income tax liability	19,973	592,918
Total liabilities	189,804,260	210,066,794

Commitments and contingencies

Shareholders' equity
Preferred stock - $10 par value; 5,000,000 shares authorized
Preferred stock - cumulative; $10 par value; 38,792 shares authorized; zero shares issued and outstanding at June 30, 2008 and 14,350 shares issued and outstanding at December 31, 2007;	-	143,500
Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; zero shares issued and outstanding at June 30, 2008 and 49,480 shares issues and outstanding at December 31, 2007;	-	494,800
Common stock; $0.01 par value, 150,000,000 shares authorized; 26,017,057 outstanding and 25,529,057 issued at June 30, 2008 and 26,531,557 shares issued and outstanding as of December 31, 2007, respectively	260,171	265,316
Treasury stock; issued 488,000 shares as of June 30,2008, at par	(4,880)	-
Additional paid-in capital	51,993,736	53,339,299
Accumulated deficit	(20,514,988)	(21,086,345)
Total shareholders' equity	31,734,039	33,156,570
Total liabilities and shareholders' equity	$221,538,299	$243,223,364

About Terra Nova Financial Group, Inc.

Terra Nova Financial, LLC ("Terra Nova Financial") and Tradient Technologies, Inc. ("Tradient") are wholly-owned subsidiaries of Terra Nova Financial Group, Inc., ("Terra Nova") a public company trading on the OTC Bulletin Board under the symbol TNFG. Terra Nova, through its subsidiaries, primarily operates as a registered broker-dealer and service bureau, offering a broad array of trading products including covering equities, options, futures and commodity options, ETFs, fixed income, and mutual funds.

Terra Nova Financial is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova Financial for unmatched value in execution, clearing and prime brokerage services. This recognition originated with the firm's role as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext) and has been further earned through its proven mastery of the client experience. Through a portfolio of advanced technology tools, Terra Nova Financial empowers self-directed clients to trade, analyze, strategize and report with the precision professionals require. Its team is built to enhance the impact of these tools by providing swift, flexible care and insight, with one goal in mind: clients' success. The firm was founded in 1994 and is headquartered in Chicago, IL with a sales presence in New York.

Tradient operates Terra Nova's technology development activities, building applications for electronic trade execution, order routing and clearing. Tradient platforms are designed around the need for efficiency, consistency and value using a swift, targeted innovation and development process. Tradient is located in Chicago.

Terra Nova Financial is regulated by the SEC, FINRA and NFA and is a member of Depository Trust Company, National Securities Clearing Corporation, Securities Investor Protection Corporation, and the Options Clearing Corporation. The firm holds trading memberships with the Nasdaq Stock Market, Chicago Stock Exchange, National Stock Exchange, American Stock Exchange, CBOE Stock Exchange, NYSE Arca Options, NYSE Arca Equities, Boston Options Exchange and International Securities Exchange.

Forward looking statements

Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-KSB for the year ended December 31, 2007, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.tradient.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654
Media Contact: Christopher Hartman-1-312-827-3695

###